                                    EXHIBIT 3.1


                                 PROPOSED FORM OF

                          SECOND ARTICLES OF AMENDMENT AND

                               RESTATEMENT OF CHARTER

                                         OF

                       INLAND RETAIL REAL ESTATE TRUST, INC.







         FILED WITH THE STATE OF MARYLAND, STATE DEPARTMENT OF ASSESSMENTS

                         AND TAXATION ON           , 1999

                       INLAND RETAIL REAL ESTATE TRUST, INC.

             SECOND ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER

THIS IS TO CERTIFY THAT:

     FIRST: Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

     SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                     ARTICLE I

                                        NAME

     The name of the corporation is: Inland Retail Real Estate Trust, Inc. (the "Company"). So far as may be practicable, the business of the Company shall be conducted and transacted under that name.

                                     ARTICLE II

                                    ORGANIZATION

     The name and address of the incorporator shall be Kristopher E. Moldovan, 225 West Wacker Drive, Suite 2600, Chicago, Illinois 60606. Said incorporator, an individual older than eighteen (18) years, shall form the corporation under the general laws of Maryland.

                                    ARTICLE III

                                PURPOSES AND POWERS

     The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust (a "REIT") under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code")), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                     ARTICLE IV

                     RESIDENT OFFICE/AGENT AND PRINCIPAL OFFICE

     The post office address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the

State of Maryland as the Board of Directors may from time to time determine. The Company shall continuously maintain in the State of Maryland a registered office and a registered agent whose office is identical with such registered office. The post office address of the Company's registered office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202.
The name of the Company's registered agent at such address is The Corporation Trust Incorporated. The Company reserves the power to change its registered agent and registered office at any time.

                                     ARTICLE V

                                    DEFINITIONS

     For the purposes of these Articles of Incorporation ("Articles"), the following terms shall have the following meanings:

     "ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals and surveys, non-refundable option payments on Property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personal and miscellaneous expenses related to the selection and acquisition of Properties.

     "ACQUISITION FEE" means the total of all fees and commissions paid by the Company, the Advisor or any Affiliate of the Company or the Advisor to any Person, or paid by any Person to the Advisor or any Affiliate of the Company or the Advisor and remitted to the Company, in connection with making or investing in mortgage loans or the purchase, development or construction of Property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, non-recurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

     "ADVISOR" means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Retail Real Estate Advisory Services, Inc. or any Person which succeeds it in such capacity.

     "ADVISOR ASSET MANAGEMENT FEE" means the fee paid to the Advisor for directing or performing the day-to-day business affairs of the Company, which shall not exceed 1% of the Average Invested Assets.

     "AFFILIATE" means, with respect to any other Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     "ASSET COVERAGE" means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Company.

     "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (sometimes referred to as the "Treasury Regulations") or corresponding provisions of subsequent revenue laws.

     "COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

     "CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Company's Property.

     "DEVELOPMENT FEE" means a fee for the packaging of the Property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     "DIRECTOR(S)" means the members of the Board of Directors of the Company (including Independent Directors).

     "EQUITY STOCK" means stock that is either common stock or preferred stock of the Company.

     "INDEPENDENT DIRECTOR(S)" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor or the Advisor whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director for more than two other REITs originated by the Company or the Advisor or advised by the Advisor; and
(iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor or the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

     "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "INITIAL INVESTMENT" means the purchase of 20,000 shares of Common Stock by the Advisor in connection with the organization of the Company for $200,000, and the capital contribution of $2,000 by the Advisor, for which the Advisor will receive 200 LP Common Units in the Operating Partnership, which, subject to certain conditions, will be exchangeable on a one-for-one basis for an aggregate of 200 shares of Common Stock.

     "LP COMMON UNITS" means common units representing limited partnership interests in the common equity of the Operating Partnership.

     "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program
(the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

     "NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

     "NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

     "OPERATING PARTNERSHIP" means Inland Retail Real Estate Limited Partnership, an Illinois limited partnership. The Company will be the General Partner of the Operating Partnership.

     "ORGANIZATION AND OFFERING EXPENSES" means all those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing shares of common stock of the Company to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

     "PERSON" means an individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

     "PROPERTY" or "PROPERTIES" means any, or all, respectively, of the real property and improvements thereon owned or to be owned by the Company, directly or indirectly through one or more of its Affiliates.

     "PROSPECTUS" means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, as amended, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

     "REIT" means a real estate investment trust as defined by the Code and the applicable Regulations.

     "ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of such Roll-Up Entity to the Stockholders of the Company. Such term does not include:

          (a) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market-Nasdaq National Market; or

          (b) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (i)   Stockholders' voting rights;

               (ii)  the term and existence of the Company;

               (iii) Sponsor or Advisor compensation; or

               (iv)  the Company's investment objectives.

     "ROLL-UP ENTITY" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

          (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company; either alone or in conjunction with one or more other Persons;

          (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

          (c) having a substantial number of relationships and contacts with the Company;

          (d)  possessing significant rights to control Company Properties;

          (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

          (f) providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

Initially the Sponsor shall be Inland Real Estate Investment Corporation or any Person which succeeds it in such capacity.

     "STOCKHOLDERS" means holders of shares of Equity Stock.

     "TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under Generally Accepted Accounting Principles, including any fees paid to the Advisor, but excluding:

          (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the shares of common stock of the Company;

          (b)  interest payments;

          (c)  taxes;

          (d) non-cash expenditures such as depreciation, amortization and bad debt reserves;

          (e)  incentive fees payable to the Advisor; and

          (f) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

                                     ARTICLE VI

                                       STOCK

     SECTION 1. AUTHORIZED STOCK. The total number of shares of stock which the Company has authority to issue is 110,000,000 shares, of which 100,000,000 are shares of common stock, $0.01 par value per share ("Common Stock"), and 10,000,000 are shares of preferred stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $1,100,000. The Board of Directors is authorized, from time to time, to issue any stock or convertible securities and to classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

     SECTION 2. LIQUIDATION. Subject to any preferential rights in favor of any class of Preferred Stock, upon liquidation or dissolution of the Company, each issued and outstanding share of Common Stock shall be entitled to participate pro rata in the assets of the Company remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.

     SECTION 3.     COMMON STOCK.

          (a) Subject to the provisions of Article IX regarding Excess Stock (as such term is defined therein), each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of Stockholders. Shares of Common Stock do not have cumulative voting rights.

          (b) Notwithstanding any other provisions of these Articles, a majority of the voting shares of Equity Stock may, without the necessity for concurrence by the Directors, vote to remove any Director with or without cause.

          (c) A majority of voting shares of Equity Stock present in person or by proxy at an Annual Meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding voting shares of Equity Stock.

          (d) With respect to voting shares of Equity Stock owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage interest of voting shares of Equity Stock necessary to approve a matter on which the Advisor, the Sponsor, the

Directors or any Affiliate may not vote or consent, any shares of Equity Stock owned by any of them shall not be included.

     SECTION 4. PREFERRED STOCK. Shares of Preferred Stock may be issued, from time to time, in one or more series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board by resolution shall: (i) designate that series to distinguish it from all other series and classes of stock of the Company; (ii) specify the number of shares to be included in the series; and (iii) subject to the provisions of Article IX regarding Excess Stock, the Company shall determine: (a) the voting rights, if any, of each class; (b) whether to set apart dividends for or pay dividends to the holders of a specified class of stock before any dividends are set apart for or paid to the holders of another class of stock; (c) the rate, amount and time of payment of the dividends; (d) if a specified class of stock is preferred over another class as to its distributive share of the assets on voluntary or involuntary liquidations of the Company and the amount of the preference; (e) if a specific class of stock is redeemable or convertible into shares of stock of one or more other classes and the terms and conditions of conversion; (f) the other rights which, by law, are or may be conferred on the Stockholders; and
(g) any other preferences, rights, restrictions, including restrictions on transferability, and qualifications not inconsistent with law.

     SECTION 5. GENERAL NATURE OF EQUITY STOCK. All shares of Equity Stock shall be personal property entitling the Stockholders only to those rights provided in these Articles. The Stockholders shall have no interest in any Properties and shall have no right to compel any partition, division, dividend or distribution of the Company or any Properties.

     SECTION 6. FRACTIONAL SHARES OF EQUITY STOCK. The Company may, without the consent or approval of any Stockholder, issue fractional shares of Equity Stock, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

     SECTION 7. PREEMPTIVE RIGHTS. Except as may be provided by the Board in authorizing the issuance of shares of Preferred Stock pursuant to Section 4 of this Article VI, no Stockholder of the Company shall, as such Stockholder, have any preemptive right to purchase or subscribe for any additional shares of Equity Stock or any other security of the Company which it may issue or sell.

     SECTION 8. ARTICLES OF INCORPORATION AND BYLAWS. All persons who shall acquire Equity Stock shall acquire the same subject to the provisions of these Articles and the bylaws of the Company (the "Bylaws"), as these Articles and such Bylaws may be amended from time-to-time.

     SECTION 9. TERMS AND CONDITIONS OF EQUITY STOCK. The Company shall not issue:

          (a)  Common Stock which is non-voting or assessable;

          (b) Warrants, options or similar evidences of a right to buy its Equity Stock, unless (i) issued to all of its holders of Equity Stock ratably,
(ii) as part of a financing arrangement, or (iii) as part of a stock option plan to Directors, officers or employees of the Company;

          (c)  (i) Common Stock which is redeemable at the option of the holder;
(ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (iii) options or warrants to purchase Equity Stock to the Sponsor, the Advisor, any Directors, or their Affiliates except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include services that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant), and provided further that options or warrants issuable to the Sponsor, the Advisor, Directors or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding Equity Stock on the date of grant of any options or warrants; or

          (d) Shares of Equity Stock on a deferred payment basis or similar arrangement.

                                    ARTICLE VII


                                 BOARD OF DIRECTORS

     SECTION 1. NUMBER AND CLASSIFICATION. The number of Directors of the Company shall never be less than three, nor more than eleven, a majority of which will be Independent Directors. Independent Directors shall nominate replacements for vacancies amongst the Independent Directors' positions. The Directors may establish such committees as they deem appropriate (provided the majority of the members of each committee are Independent Directors). A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.


     The names of the Directors who shall serve initially until the first annual meeting of the Stockholders and until their successors are duly elected and qualified are:


     Barry Lazarus
     Robert D. Parks
     Daniel K. Deighan (Independent Director)
     Kenneth E. Masick (Independent Director)
     Michael S. Rosenthal (Independent Director)

     SECTION 2. ELECTION AND TERM. Each Director (other than a Director elected to fill the unexpired term of another Director) is elected by the voting Stockholders and shall serve a one year term and hold office until his or her successor is duly elected and qualified. If a vacancy in the Board of Directors shall occur (whether arising through death, resignation or through an increase in the number of Directors), the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, at any regular meeting or any special meeting called for that purpose, even though less than a quorum of the Board of Directors may exist.

     SECTION 3. RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed at any time, with or without cause, at an annual or special meeting of the Stockholders, by the affirmative vote of the holders of not less than a majority of the shares of Equity Stock then outstanding and entitled to vote generally in the election of Directors.

     SECTION 4. SERVICE AS NOMINEE. Legal title to any Property shall be vested in the Company, but the Company may cause legal title to any such Property to be held by or in the name of any or all of the Directors or any other person as nominee. Upon the resignation or removal of any Director, or his otherwise ceasing to be a Director, he shall automatically cease to have any right, title or interest in and to any Property and shall execute and deliver such documents as the remaining Directors require for the conveyance of any such Property held in his name, and shall account to the remaining Directors as they require for all such Property which he holds as Director. Any right, title or interest of the Director in and to any Property shall automatically vest in successor and additional Directors upon their qualification and acceptance of election or appointment as Directors, and they shall thereupon have all the rights and obligations of Directors, whether or not any conveyancing documents have been executed and delivered. Written evidence of the qualification and acceptance of election or appointment of successor and additional Directors may be filed with the records of the Company and in any such other offices, agencies or places as the Company or Directors may deem necessary or desirable.


SECTION 5.     DUTIES AND POWERS.

          (a) GENERAL. The business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law or by the Articles or the Bylaws. These Articles shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of these Articles or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in these Articles or in the

Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland General Corporation Law, the general laws of the State of Maryland or any other applicable laws as now or hereafter in force.

          (b) REIT QUALIFICATION. The Board shall use its reasonable best efforts to cause the Company to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Company as a REIT; provided, however, that if a majority of the Board (including a majority of the Independent Directors) determines that it is no longer in the best interests of the Company to continue to have the Company qualify as a REIT, the Board may revoke or otherwise terminate the Company's REIT election pursuant to
Section 856(g) of the Code.

          (c) DISTRIBUTIONS. The Company intends to pay regular quarterly distributions to its Stockholders ("Distributions"). However, the Company reserves the right to pay Distributions on a monthly basis in an amount determined by the Board. Distributions will be at the discretion of the Board. The Company's ability to pay Distributions and the size of these Distributions will depend upon a variety of factors. There can be no assurance that Distributions will be made or that any particular level of Distributions established in the future, if any, will be maintained by the Company.


          To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To avoid fluctuation, the Company may use Cash Flow received during prior periods, or Cash Flow received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and the applicable requirements for qualifying as a REIT as contained in Code Section 856 through 960 and the Regulations promulgated thereunder. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Quarterly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions monthly, and later switch back to quarterly, to reduce administrative costs.

          Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days after the close of the fiscal year in which the Distribution was made.


Distributions in-kind shall not be permitted, except for Distributions of:
(i) readily marketable securities; (ii) beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets; or (iii) Distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the in-kind Property; (b) the Directors offer each Stockholder the election of receiving in-kind property Distributions, and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.

          The Directors shall endeavor to declare and pay such Distributions as shall be necessary under the Code; however, Stockholders shall have no right to any Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this Section 5 shall be subject to the provisions of any class or series of Equity Stock at the time outstanding. The receipt by any person in whose name any shares of Equity Stock are registered on the records of the Company or by his, her or its duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares of Equity Stock and from all liability related to the application thereof.

          (d) DISTRIBUTION REINVESTMENT PROGRAM. The Directors may adopt a distribution reinvestment program on such terms and conditions as shall be set forth in the Prospectus, which program may be amended from time to time by the Directors, provided, however, that such program shall, at a minimum, provide for the following:

               (i) All material information regarding the Distribution to the Stockholder and the effect of reinvesting such Distribution, including the tax consequences thereof, shall be provided to the Stockholder at least annually; and

               (ii) Each Stockholder participating in the distribution reinvestment program shall have a reasonable opportunity to withdraw from the distribution reinvestment program at least annually after receipt of the information required in subparagraph (i) above.


          (e) DETERMINATION OF REASONABLENESS OF FEES AND EXPENSES. The Independent Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in the light of the investment performance of the Company, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated Companies. Each such determination shall be reflected in the minutes of the meeting of the Directors.

          (f) REVIEW OF INVESTMENT POLICIES. The Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Independent Directors shall review such policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of the Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors.

          (g) DETERMINATION OF CONSIDERATION. The consideration paid for Properties acquired by the Company shall ordinarily be based upon the fair market value of the Properties and approved by a majority of the Directors (including a majority of the Independent Directors). In cases in which a majority of the Independent Directors so determine, or if assets are acquired from a Sponsor, Advisor, Director or an Affiliate of any of the foregoing, pursuant to Section 6 of Article VIII, such fair market value shall be as determined by a qualified independent real estate appraiser selected by the Independent Directors.

          (h) ADVISORY AGREEMENT; ADVISOR COMPENSATION. Subject to the approval of a majority of the Directors, including a majority of the Independent Directors, an advisory agreement will be entered into by the Company which will be for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. Such advisory agreement shall be terminable by either party or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days written notice without cause or penalty. In the event of the termination of the advisory agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function. The Independent Directors shall determine from time to time and at least annually that the compensation which the Company contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by these Articles and applicable state law. The Independent Directors shall also supervise the performance of the Advisor to determine that the Advisor or a successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and to justify the compensation paid to it by the Company as well as to confirm that the provisions of such contract are being carried out. It shall be the duty of the Directors, including the Independent Directors, to evaluate the performance of the Advisor before entering into or renewing an advisory contract. Such determination shall be based upon the following factors and all other factors such Independent Directors may deem relevant and the findings of such Directors on each of such factors shall be recorded in the minutes of a Directors meeting: (i) the size of the advisory fee in relation to the size, composition and profitability of the investment portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;
(iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the investment portfolio of the Company in relationship to the investments generated by the Advisor for its own account. Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as investment advisor or Director may only be made upon a determination that: (i) the compensation is not in excess of their compensation paid for any comparable services; and (ii) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

          (i) RESERVED POWERS OF BOARD. The Board of Directors, without any action by the Stockholders of the Company, shall have and may exercise, on behalf of the Company, without limitation, the exclusive power to adopt, alter and repeal Bylaws.

     SECTION 6. PERFORMANCE OF DUTIES. A Director shall perform his or her duties as a Director, including his or her duties as a member of a committee of the Board on which he or she serves: (i) in good faith, (ii) in a manner he or she reasonably believes to be in the best interest of the Company and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a Director is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by, (i) an officer or employee of the Company whom the Director reasonably believes to be reliable and competent in the matters presented, (ii) a lawyer, public accountant or other person, as to matters which the Director reasonably believes to be within the person's professional or expert competence, or (iii) a committee of the Board of Directors on which the Director does not serve, as to matters within its designated authority, if the Director reasonably believes the committee to merit confidence. A person who performs his or her duties in accordance with the standards provided in this Section 6 has no liability by reason of being or having been a Director.

     SECTION 7. FIDUCIARY DUTY. The Directors and Advisor of the Company shall be deemed to be in a fiduciary relationship to the Company and the Stockholders. The Directors shall also have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor.

     SECTION 8. DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its Equity Stock:
(i) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Equity Stock or the payment of other distributions on its Equity Stock;
(ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); and (iv) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; and any matters relating to the acquisition, holding and disposition of any assets by the Company.

                                    ARTICLE VIII

              PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN
             POWERS OF THE COMPANY AND OF ITS DIRECTORS AND STOCKHOLDERS

     Until such time as the Board of Directors shall determine, in its sole and absolute discretion, that it is no longer in the best interests of the Company or its Stockholders that the Company continue to operate as a REIT, or until such time as the Company shall fail to qualify as a REIT:

     SECTION 1. LIMITATION ON ORGANIZATION AND OFFERING EXPENSES. The Organization and Offering Expenses paid in connection with the Company's formation or the syndication or sale of shares of Common Stock shall be reasonable and shall in no event exceed fifteen percent (15%) of the proceeds raised in such syndication or sale.

     SECTION 2. LIMITATION ON ACQUISITION FEES AND EXPENSES. The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company shall be reasonable, and shall in no event exceed an amount equal to 6% of the Contract Price for the Property, or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

     SECTION 3. LIMITATION ON TOTAL OPERATING EXPENSES. The annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, as described above, there shall be sent to the Stockholders a written disclosure of such fact. If the Independent Directors determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Directors' conclusion. In the event the Total Operating Expenses exceed the limitations described above and if the Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

     SECTION 4. LIMITATION ON REAL ESTATE COMMISSIONS. If the Company sells property, the Company may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the Property

("Competitive Real Estate Commission"), which shall not in the aggregate exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the gross sales price of the Property. The amount of such fees payable to the Advisor or an Affiliate thereof shall not exceed the lesser of (i) one-half of the Competitive Real Estate Commission; or (ii) 3% of the gross sales price of a Property and shall be paid only if such person provides a substantial amount of services in connection with the sale of the Property.

     SECTION 5. LIMITATION ON INCENTIVE FEES. The Company shall pay the Advisor a reasonable incentive advisory fee. Such a fee shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to the Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the Shares, plus an amount equal to 6% of the original issue price of the Shares per annum cumulative. For purpose of this Section 5, the original issue price of the Shares may be reduced by prior cash distributions to Stockholders of net proceeds from the sale of Properties. In the case of multiple advisors, advisors and Affiliates shall be allowed incentive fees in accordance with the foregoing limitation, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company's assets by each respective advisor or Affiliate.

     SECTION 6.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) SALES AND LEASES TO COMPANY. The Company shall not purchase Property from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Adviser, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its appraised value at the time of acquisition of the Property by the Company.

          (b) SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. A Sponsor, Advisor, Director or any Affiliate thereof shall not acquire assets from the Company unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company. The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate thereof only if approved by a majority of the Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company.

          (c) LOANS. No loans may be made by the Company to the Sponsor, Advisor, Director or any Affiliate thereof except as provided in Article X hereof, or to wholly owned subsidiaries of the Company. The Company may not borrow money from the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

          (d) INVESTMENTS. The Company shall not invest in joint ventures with the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint ventures. The Company shall not invest in equity securities unless a majority of Directors
(including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

          (e) OTHER TRANSACTIONS. All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

     SECTION 7. LIMITATION ON BORROWING. The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The aggregate amount of Company borrowings in relation to the Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be approved by a majority of the Independent Directors and disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess. Any excess in borrowing over such 300% of Net Assets level shall be subject to the approval by the Stockholders.

     SECTION 8.     SUITABILITY OF STOCKHOLDERS.

          (a) INCOME AND NET WORTH STANDARDS. Stockholders shall have (i) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or
(ii) a minimum net worth of $150,000 at the time they make their investment in the Company. Net worth shall be determined exclusive of home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares of Equity Stock if the donor or grantor is the fiduciary.

          (b) DETERMINATION THAT SALE TO STOCKHOLDER IS SUITABLE AND APPROPRIATE. The Sponsor and each Person selling shares of Equity Stock on behalf of the Sponsor or Company shall make every reasonable effort to determine that the purchase of shares of Equity Stock is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling shares of Equity Stock on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and (iv) has apparent understanding of: (1) the fundamental risks of investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of shares of Equity Stock of a REIT; (4) the restrictions on transferability of shares of Equity Stock of a REIT; (5) the background and qualification of the Sponsor or the Advisor; and
(6) the tax consequences of the investment.

                                     ARTICLE IX

                              RESTRICTION ON TRANSFER,
                        ACQUISITION AND REDEMPTION OF SHARES

     SECTION 1. DEFINITIONS. Solely for the purposes of this Article IX, the following terms shall have the following meanings:

     "Beneficial Ownership" shall mean ownership of Equity Stock by a Person who would be treated as an owner of such Equity Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

     "Beneficiary" shall mean the beneficiary of the Excess Share Trust as determined pursuant to Section 14 of this Article IX.

     "Constructive Ownership" shall mean ownership of Equity Stock or options to acquire Equity Stock by a Person who would be treated as an owner of such Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Owned," "Constructively Owning" and "Constructively Owns" shall have correlative meanings.

     "Equity Stock" shall mean any class of stock of the Company.

     "Excess Share Trust" shall mean the entity created pursuant to Section 14 of this Article IX.

     "Ownership Limit" shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Stock of the Company, and after any adjustment as set forth in Section 9 of this Article IX, shall mean such revised percentage of the outstanding Equity Stock as so adjusted. The number and value of shares of the outstanding Equity Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

     "Person" shall mean an individual, corporation, business trust, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock.


     "Prohibited Owner" shall mean, with respect to any purported Transfer which results in Excess Stock as defined in Section 3 of this Article IX, the Beneficial Owner who would have acquired shares of Equity Stock, if such Transfer had been valid under Section 2 of this Article IX.



     "Property Partnerships" means those entities (other than the Operating Partnership), such as limited liability companies, general and limited partnerships and trusts that own one or more of the Properties.




     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock including: (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock; (ii) the sale, transfer, assignment or other disposition of any securities, Units or rights convertible into or exchangeable for Equity Stock, but excluding the exchange of any security of the Company or Units for Equity Stock; and (iii) any transfer or other disposition of any interest in Equity Stock (as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record or beneficially (including but not limited to transfers of interests in other entities which result in changes in beneficial ownership of Equity Stock) and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

     "Units" means all the units of partnership interests representing the equity in the Operating Partnership or the Property Partnerships, if any.

     SECTION 2.     OWNERSHIP LIMITATION.

          (a)  Commencing as of July 1, 2000, and except as provided in
Section 11 of this Article IX, no Person shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit.


          (b) Commencing as of July 1, 2000, and except as provided in Sections 9 and 11 of this Article IX, any Transfer that, if effective, would result in any Person Beneficially Owning Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (c) Commencing as of January 1, 2000, any Transfer that, if effective, would result in the Equity Stock being Beneficially Owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Equity Stock which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (d) Any Transfer that, if effective, would result in the Company being "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Company failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Company Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void AB INITIO as to the Transfer of the shares of Equity Stock which would cause the Company: (i) to be "closely held" within the meaning of Section 856(h) of the Code; or (ii) otherwise to fail to qualify as a REIT, as the case may be; and the intended transferee shall acquire no rights in such shares of Equity Stock.

     SECTION 3.     EXCESS STOCK.

          (a)  If, notwithstanding the other provisions contained in this
Article IX, any Person would Beneficially Own Equity Stock on July 1, 2000, or thereafter, in excess of the applicable Ownership Limit, then, except as otherwise provided in Sections 9 and 11 of this Article IX, such shares of Equity Stock in excess of such applicable Ownership Limit (rounded up to the nearest whole share) shall constitute "Excess Stock" and be treated as provided in this Article IX. Such designation and treatment shall be effective as of the close of business on the business day prior to the date on which the violation of the Ownership Limit occurred.

          (b)  If, notwithstanding the other provisions contained in this
Article IX, there is a purported Transfer or other change in the capital structure of the Company such that any Person would Beneficially Own Equity Stock in excess of the applicable Ownership Limit, then, except as otherwise provided in Sections 9 and 11 of this Article IX, such shares of Equity Stock in excess of such applicable Ownership Limit (rounded up to the nearest whole share) shall constitute "Excess Stock" and be treated as provided in this
Article IX. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

          (c)  If, notwithstanding the other provisions contained in this
Article IX, there is a purported Transfer or other change in the capital structure of the Company which, if effective, would cause the Company to become "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Company failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Company Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(C) of the

Code), then the shares of Equity Stock being Transferred which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) or which would otherwise result in the Company failing to qualify as a REIT shall constitute Excess Stock and be treated as provided in this Article IX. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

     SECTION 4. PREVENTION OF TRANSFER. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 2 of this Article IX, or that a Person intends to acquire Beneficial Ownership of any shares of Equity Stock in violation of Section 2 of this Article IX, the Board of Directors or its designee may take such action as it deems advisable to enforce this Article IX by refusing to give effect to or to prevent such proposed or purported Transfer, including, but not limited to, refusing to give effect to any purported Transfer on the books of the Company or instituting proceedings to enjoin any proposed Transfer; provided, however, that any purported Transfers in violation of Sections 2(b),(c),and (d) of this Article IX shall automatically result in the designation and treatment described in Section 3 of this Article IX, irrespective of any action (or non-action) by the Board of Directors.



     SECTION 5. NOTICE TO THE COMPANY. Any Person who purports to acquire shares in violation of Section 2 of this Article IX, or any Person who is a Prohibited Owner such that Excess Stock results under Section 3 of this Article IX, shall immediately give notice to the Company or, in the event of a proposed Transfer, give at least 15 days prior written notice to the Company of such proposed Transfer and in either event, shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such purported or proposed Transfer on the Company's status as a REIT.

     SECTION 6.     INFORMATION FOR THE COMPANY.

          (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as provided in the income tax Regulations promulgated under the Code) of the number or value of outstanding shares of Equity Stock of the Company shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT.

          (b) Each Person who is a Beneficial Owner of Equity Stock and each Person (including the Stockholder of record) who is holding Equity Stock for a Beneficial Owner shall provide to the Company such information that the Company may reasonably request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     SECTION 7.     OTHER ACTION BY THE BOARD.  Nothing contained in this
Article IX, shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT.

     SECTION 8. AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article IX, with respect to any situation based on the facts known to it.

     SECTION 9. ADJUSTMENT OF OWNERSHIP LIMIT. Subject to the limitations provided in Section 10 of this Article IX, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately.



     SECTION 10.    LIMITATIONS ON CHANGES IN OWNERSHIP LIMITS.

          (a) The Ownership Limit may not be increased if, after giving effect to such increase (or creation), five Beneficial Owners of shares of Equity Stock could Beneficially Own, in the aggregate, more than 50.0% in number or value of the outstanding shares of Equity Stock.

          (b)  Prior to the modification of any Ownership Limit pursuant to
Section 9 this Article IX, the Board of Directors of the Company may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.


     SECTION 11. WAIVERS BY BOARD. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee of a purported Transfer or a proposed Transfer which, if consummated, would result in the intended transferee Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, as the case may be, and upon such other conditions as the Board of Directors may direct, may waive the Ownership Limit with respect to such transferee.



     SECTION 12. LEGEND. Each certificate for shares of Equity Stock shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (i) Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding
          Equity Stock of the Company, (ii) Beneficially Own
          Equity Stock that would result in the Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own Equity Stock that would result in the Company being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own Equity Stock that would cause the Company to Constructively Own 10% or more of the membership interests in a tenant of the Company's real property within the meaning of Section
          856(d)(2)(B) of the Code. Any Person who purports or proposes to Beneficially Own or Constructively
          Own shares of Equity Stock in violation of the above limitations is in violation of the restrictions on transfer and any securities so transferred shall be designated as Excess Stock and held in trust by the Company. Any Person who purports or proposes to Beneficially Own or Constructively Own shares of
          Equity Stock in violation of the above limitations must notify the Company in writing immediately, in the case of a purported Transfer, and at least 15 days prior to a proposed Transfer. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Company with consequent loss of voting and dividend rights and the right to realize any further appreciation in value. Any Person in possession of certificates representing shares of Excess Stock shall be required to surrender such certificates to the Company for registration in the name of the Excess Share Trust;
          provided that, the failure to do so shall not affect the Transfer of the Excess Stock to the Excess Share
          Trust.


     SECTION 13. SEVERABILITY. If any provision of this Article IX or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.




     SECTION 14. EXCESS SHARE TRUST. Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article IX, such Excess Stock shall be deemed to have been transferred to the Company, as trustee of an Excess Share Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to
Section 17 of this Article IX. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Company. The Prohibited Owner shall have no rights in such Excess Stock except the right to designate a Beneficiary of an interest in the Excess Share Trust (representing the number of shares of Excess Stock held by the Excess Share Trust attributable to a purported Transfer that resulted in the Excess Stock upon the terms specified in Section 17 of this Article IX). The Prohibited Owner Transferee shall have no rights in such Excess Stock except as provided in
Section 17 of this Article IX. Any Person in possession of certificates representing shares of Excess Stock shall be required to surrender such certificates to the Company for registration in the name of the Excess Share Trust; provided that, the failure to do so shall not affect the Transfer of the Excess Stock to the Excess Share Trust as provided in the first sentence of this Section 14.


     SECTION 15. NO DISTRIBUTIONS FOR EXCESS STOCK. The holder of any Excess Stock or any beneficiary of the Excess Share Trust established pursuant to
Section 14 of this Article IX shall not be entitled to any distributions (whether as dividends or as distributions upon liquidation, dissolution or winding up). Any dividend or distribution paid prior to the discovery by the Company that the shares of Equity Stock have been Transferred so as to be deemed Excess Stock shall be repaid to the Company upon demand.


     SECTION 16. NO VOTING RIGHTS FOR EXCESS STOCK. The Prohibited Owner of shares of Excess Stock shall not be entitled to vote on any matter with respect to those shares of Excess Stock.



     SECTION 17. NON-TRANSFERABILITY OF EXCESS STOCK. Excess Stock shall not be transferable. The Prohibited Owner may freely designate a Beneficiary of an interest in the Excess Share Trust (representing the number of shares of Excess Stock held by the Excess Share Trust attributable to a purported Transfer to a Prohibited Owner that resulted in the Excess Stock), if: (i) the shares of Excess Stock held in the Excess Share Trust would not be Excess Stock in the hands of such Beneficiary; and (ii) the Prohibited Owner does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (a) the price per share such Prohibited Owner paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock, or (b) if the Prohibited Owner did not give value for such Excess Stock (through a gift, devise or other transaction in which no consideration is paid), a price per share equal to the Market Price for the shares of the Excess Stock on the date of the purported Transfer that resulted in the Excess Stock (any amount in excess of such price shall be paid over to the Company). Upon such transfer to such Beneficiary of an interest in the Excess Share Trust, the corresponding shares of Excess Stock in the Excess Share Trust shall be automatically exchanged for an equal number of shares of Equity Stock and such shares of Equity Stock shall be transferred of record to the Beneficiary of the interest in the Excess Share Trust if such shares of Equity Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Excess Share Trust, the Prohibited Owner must give advance notice to the Company of the intended transfer and the Company must have waived in writing its purchase rights under Section 18 of this Article IX.



     Notwithstanding the foregoing, if a Prohibited Owner receives a price for designating a Beneficiary of an interest in the Excess Share Trust that exceeds the amounts allowable under this Section 17 of this Article IX, such Prohibited Owner shall pay, or cause such Beneficiary to immediately pay, such excess to the Company.




     If any of the foregoing restrictions on transfer of Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Prohibited Owner may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Company.

     SECTION 18. CALL BY COMPANY ON EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift or other Transfer in which no consideration is paid, the Market Price at the time of such devise or gift); and (ii) the Market Price of the Equity Stock to which such Excess Stock relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the Transfer which resulted in such Excess Stock; and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Company does not receive a notice of such Transfer pursuant to Section 5 of this Article IX; provided however, that the Company shall have no such right after any permitted Transfer pursuant to and in compliance with the terms of Section 17 of this
Article IX.


                                     ARTICLE X


                              INVESTMENT RESTRICTIONS

     The investment policies set forth in this Article X shall be approved by a majority of the Independent Directors. Subject to the restrictions set forth in this Article X and so long as the Company qualifies as a REIT, a majority of the Directors (including a majority of the Independent Directors) may set the investment policies if they determine that such policies are in the best interests of the Company. The Independent Directors shall review the Company's investment policies at least annually to determine that the policies being followed are in the best interests of the Stockholders.

     The Company shall not make investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by these Articles.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments:

          (a) Not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties (i) acquired for the purpose of producing rental or other operating income, (ii) having development or construction in process, and
(iii) under contract or planned for development or construction within one year from the Company's purchase thereof;

          (b) The Company may not invest in commodities or commodity future contracts. Such limitation is not intended to apply to interest rate futures, when used solely for hedging purposes;

          (c) The Company may not invest in contracts for the sale of real estate;

          (d) The Company may not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

          (e) The Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

          (f) The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

          (g) The Company may not acquire securities in any company holding investments or engaging in activities prohibited by this Article X;

          (h) The Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Sponsor, the Advisor, any Directors or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

          (i) The Company may not engage in any short sale or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%;

          (j) To the extent the Company invests in Properties, a majority of the Directors shall approve the consideration paid for such Properties, based on the fair market value of the Property. If a majority of the Independent Directors determine, such fair market value shall be determined by a qualified independent real estate appraiser selected by the

Independent Directors. In the event the Company acquires Property from the Advisor, the Sponsor, any Director, or Affiliates, the provisions of Section 6 of Article VIII are applicable;

          (k) The Company may not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such Property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

          (l) The Company may not engage in trading, as compared with investment activities; and

          (m) The Company may not engage in underwriting or the agency distribution of securities issued by others.

                                     ARTICLE XI

                                    STOCKHOLDERS

     SECTION 1. ACCESS TO RECORDS. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for the purposes specified below. Inspection of the Company's books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours. In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of shares of Equity Stock held by each of them (the "Stockholder List") shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the business office of the Company upon the request of the Stockholder. A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproducing such list. The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders' voting rights under these Articles and the exercise of Stockholders' rights under federal proxy laws. If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and these Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that

Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

     SECTION 2.     REPORTS AND MEETINGS.

          (a) REPORTS. Each year the Company shall prepare an annual report of its operations. The report shall include a balance sheet, an income statement, and a surplus statement. The financial statements in the annual report shall be certified by an independent certified public accountant based on the accountant's examination of the books and records of the Company in accordance with generally accepted auditing procedure. The annual report shall also include: (i) the ratio of the costs of raising capital during the period to the capital raised; (ii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iii) the Total Operating Expenses of the Company stated as a percentage of Average Invested Assets and as a percentage of Net Income; (iv) a report from the Independent Directors that they believe the policies being followed by the Company are in the best interests of the Stockholders, and the basis for such determination; and (v) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Advisor, the Directors and any Affiliates thereof occurring in the year for which the annual report is made. Independent Directors shall examine and comment in the annual report on the fairness of all transactions involving the Company. The annual report shall be submitted to each Stockholder at or before the annual meeting of the Stockholders and shall be placed on file at the Company's principal office within the earlier of 20 days after the annual meeting of Stockholders or 120 days after the end of the Company's fiscal year.

          (b) MEETINGS. Meetings of Stockholders shall be held at any place in the United States as is provided in the Bylaws or as set by the Board of Directors under provisions in the Bylaws.

          There shall be an annual meeting of the Stockholders of the Company to elect Directors and transact any other business within a reasonable period (not less than 30 days) following delivery of the annual report, but within six months after the end of each fiscal year. The Directors, including the Independent Directors, are required to take reasonable steps to insure that the requirements of this Article XI are met. Special meetings of the Stockholders may be called by the President, a majority of the Directors or a majority of the Independent

Directors, or any other person specified in the Bylaws, and shall be called by the Secretary of the Company upon written request (which states the purpose of the meeting and the matter(s) to be acted upon) of Stockholders holding in the aggregate not less than 10% of the outstanding shares of Equity Stock entitled to vote at such meeting. Upon receipt of such a written request, the Secretary of the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a Notice of such meeting; and upon payment of these costs to the Company, notify each Stockholder entitled to Notice of the meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of such meeting.


          Except as provided in the fourth sentence of the second paragraph of Section 2(b) of this Article XI, notice of any annual or special meeting of Stockholders shall be given not less than 10 nor more than 90 days before such meeting and shall state the purpose of the meeting and the matters to be acted upon.

                                    ARTICLE XII

                                      ELECTION

     SECTION 1.     ELECTION.  Pursuant to the authority granted by
Section 3-603(e)(1)(iii) of the Maryland General Corporation Law, the Company hereby elects not to be governed by the provisions of Section 3-602 of the Maryland General Corporation Law, in whole as to business combinations involving the Company and The Inland Group, Inc., a Delaware corporation, or any of the Affiliates of The Inland Group, Inc.

                                    ARTICLE XIII

                                      ROLL-UPS

     SECTION 1. APPRAISAL. In connection with a proposed Roll-Up, an appraisal of all of the Company's assets shall be obtained from an Independent Expert. The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity and shall be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's shares. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

     The Company's assets shall be appraised in a consistent manner. The appraisal shall:

          (a)  be based on an evaluation of all relevant information;

          (b) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction; and

          (c) assume an orderly liquidation of the Company's assets over a 12-month period.

     The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with the proposed Roll-Up.

     SECTION 2. STOCKHOLDER OPTIONS. Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

          (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

          (b)  one of either;

               (i) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed, or

               (ii) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the net assets of the Company.

     SECTION 3. RESTRICTIONS. The Company may not participate in any proposed Roll-Up which would:

          (a) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in these Articles;

          (b) result in the Stockholders having voting rights that are less than those provided in these Articles;

          (c) result in the Stockholders having greater liability than as provided in these Articles;

          (d) result in the Stockholders having rights to receive reports that are less than those provided in these Articles;

          (e) result in the Stockholders having access to records that are more limited than those provided in these Articles;

          (f) include provisions which would operate to materially impede or frustrate the accumulation of shares of Equity Stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

          (g) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of shares of Equity Stock held by that investor;

          (h) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in these Articles; or

          (i) place any of the costs of the transaction on the Company if the Roll-Up is not approved by a majority of the shares of Equity Stock;

provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up which would result in Stockholders having rights and restrictions comparable to those contained in this Article XIII. Approval of a majority of the voting shares of Equity Stock is required for the Company to engage in any Roll-Up which is in conformity with this Article XIII.

     SECTION 4. GENERAL. The provisions of this Article XIII will cease to apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT.

                                    ARTICLE XIV

                        AMENDMENTS AND EXTRAORDINARY ACTIONS

     SECTION 1. GENERAL. The Company reserves the right from time to time to make any amendment to these Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any unissued shares of Equity Stock. All rights and powers conferred by these Articles on Stockholders, Directors and officers are granted subject to this reservation. All references to these Articles shall include all amendments thereto.

     SECTION 2. STOCKHOLDERS APPROVAL. Subject to (a) the provisions of any class or series of Equity Stock at the time outstanding, (b) the restrictions on Roll-Ups described in Article XIII hereof so long as applicable, (c) the limitations described in Article IX hereof, and (d) Section 3 of this Article XIV, the Directors may not, without the approval of holders of at least a majority of the outstanding voting shares of Equity Stock: (i) amend these Articles or sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; nor (ii) except in each case to the extent the Maryland General Corporation Law permits such transactions to be approved solely by the Board of Directors, cause a merger, consolidation or share exchange of the Company; nor
(iii) dissolve or liquidate the Company. The Company shall deem a sale of two-thirds or more of the Company's assets, based on the total number of Properties and mortgages owned by the Company, or the current fair market value of such Properties and mortgages, as a sale of "substantially all of the Company's assets."

     SECTION 3. BY STOCKHOLDERS. Notwithstanding anything to the contrary in these Articles, and if permitted by the Maryland General Corporation Law, a majority of the then outstanding voting shares of Equity Stock may, without the necessity of any concurrence, approval, or resolution by the Board of Directors, vote to (i) amend these Articles, or (ii) dissolve the Company. Such vote may be taken at a meeting called by the holder(s) of voting shares of Equity Stock representing not less than a majority of the then outstanding voting shares of Equity Stock upon not less than thirty (30) days prior written notice or by written consent signed by such majority. In the event such vote or written consent of the majority of then outstanding voting shares of Equity Stock directs the amendment of these Articles or the dissolution of the Company, the proper officers of the Company shall promptly file such documents and take all such corporate action as is necessary to accomplish such amendment or dissolution.

                                     ARTICLE XV

                    LIMITATION OF LIABILITY AND INDEMNIFICATION

     SECTION 1. LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be personally liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of its being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Property or the affairs of the Company.

     SECTION 2. LIMITATION OF DIRECTOR AND OFFICER LIABILITY. A Director who performs his duties in accordance with the standards provided by Section 2-405.1 of the Maryland General Corporation Law shall have no liability by reason of being or having been a Director. To the maximum extent that the Maryland General Corporation Law and the general laws of the State of Maryland, in effect from time to time, permit limitation of the liability of Directors and officers of a corporation, no Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages except to the extent that (i) the Director or officer actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Director or officer is entered in a proceeding based on a finding in the proceeding that the Director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 2, nor the adoption or amendment of any other provision of these Articles inconsistent with this Section 2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of Directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Company or by any Stockholder, no Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages except to the extent that (i) the Director or officer actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Director or officer is entered in a proceeding based on a finding in the proceeding that the Director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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

     SECTION 3.     INDEMNIFICATION.

          (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

          (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless:
(i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

          (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

          (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

          (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

                                    ARTICLE XVI

                                   MISCELLANEOUS

     SECTION 1. CHOICE OF LAW. These Articles and the Bylaws, as amended, shall be construed in accordance with the laws of the State of Maryland and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this
Section 1.

     SECTION 2. INITIAL INVESTMENT BY THE ADVISOR. The Company is the general partner of the Operating Partnership. The Operating Partnership will be capitalized through (i) a $200,000 cash contribution by the Company, for which the Company will receive 20,000 GP Common Units, and (ii) a $2,000 cash contribution by the Advisor, for which the Advisor will receive 200 LP Common Units. The Advisor will purchase 20,000 shares of Common Stock for $10 per share, or an aggregate of $200,000, in connection with the organization of the Company. The Advisor shall not sell the Initial Investment represented by the LP Common Units and the 20,000 shares of Common Stock while the Advisor remains as the Advisor but may transfer some or all of the Initial Investment represented by the LP Common Units and the 20,000 shares of Common Stock to an Affiliate.

     SECTION 3. RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any Person dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Articles may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to:
(a) the number or identity of Directors, officers of the Company or Stockholders; (b) the due authorization of the execution of any document;
(c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Directors or Stockholders;

(d) a copy of these Articles or of the Bylaws as a true and complete copy as then in force; (e) an amendment to these Articles; (f) the termination of the Company; or (g) the existence of any fact which relates to the affairs of the Company. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any officer, employee or agent of the Company.

     SECTION 4.     SEVERABILITY.

          (a) The provisions of these Articles are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT provisions of the Code or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles pursuant to Article XVI hereof; provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

          (b) If any provision of these Articles shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles in any jurisdiction.

     SECTION 5. CONSTRUCTION. In these Articles, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles.

     THIRD: The second amendment and restatement of the charter of the Corporation, as hereinabout set forth, has been duly advised by the Board of Directors and approved by the stockholders of the Corporation, as required by law.

     FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing second amendment and restatement of the charter.

     FIFTH: The name and address of the Corporation's current registered agent is as set forth in Article IV of the foregoing second amendment and restatement of the charter.

     SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing second amendment and restatement of the charter.

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